One Corporate Center
Rye, NY 10580-1422
GAMCO Investors, Inc
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Jeffrey M. Farber
Executive Vice President and Chief Financial Officer
(914) 921-5147

For further information please visit
www.gabelli.com

2nd Quarter 2010 Fully Diluted Earnings of $0.30 Per Share versus $0.48 Per Share for 2nd Quarter 2009
Operating Margin improves to 38.3% in 2nd Quarter 2010 as compared to 33.1% in the 2nd Quarter 2009
AUM at June 30, 2010 were $26.1 billion up over 22% from June 30, 2009
Operating Income up 60% to $24.0 million
Earnings per share hurt by $18 million negative swing in other income

Rye, New York, August 3, 2010 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced second quarter 2010 earnings of $0.30 per fully diluted share versus $0.48 per fully diluted share in the second quarter 2009.  Net income was $8.0 million in the second quarter of 2010 compared to $13.3 million in the second quarter of 2009.  Assets Under Management (AUM) were $26.1 billion as of June 30, 2010, 22.1% higher than June 30, 2009 AUM of $21.4 billion and 6.7% lower than March 31, 2010 AUM of $28.0 billion.  Equity AUM rose 25.0% to $24.5 billion at June 30, 2010 from the $19.6 billion at June 30, 2009 and were 6.6% lower than the $26.2 billion at March 31, 2010.

For the six months ended June 30, 2010, earnings were $0.80 per fully diluted share versus $0.78 per fully diluted share in 2009.  Net income was $21.8 million for the six months ended June 30, 2010 compared to $21.5 million in the prior year’s period.

Revenues increased 38.4% to $62.5 million in the second quarter of 2010 from $45.2 million a year ago.  Operating income before management fee was $24.0 million in the 2010 second quarter, up 60.1% from $15.0 million in the 2009 second quarter.  Operating margin, excluding management fee, increased to 38.3% in the second quarter of 2010 from 33.1% in the 2009 second quarter.

The increase in operating income was dampened by $10.1 million of other expense in the second quarter of 2010 due to the volatility of the equity markets, an $18 million swing from the $8.1 million of income in the year ago quarter.  On a per share basis this represented a loss of $0.21 per share in the second quarter for 2010 and a gain of $0.16 per share in the second quarter of 2009.

The Company had adjusted cash and investments of $453.3 million or $16.62 per share (net of $179 million of debt as well as noncontrolling interests and mandatorily redeemable interests) at June 30, 2010.  Book value was $442.1 million or $16.21 per share at June 30, 2010 excluding noncontrolling interests of $4.1 million.

The second quarter 2010 was highlighted by positive net AUM flows of $179 million, including inflows of $180 million in open-end equity funds, $139 million in our closed-end funds and $65 million in our Investment Partnerships partially offset by outflows in institutional and private wealth management and our Money-Market Fund.

Assets Under Management – Up 22.1% from June 30, 2009 but 6.7% below March 31, 2010

Assets Under Management (AUM) were $26.1 billion as of June 30, 2010, 22.1% greater than June 30, 2009 AUM of $21.4 billion but 6.7% below the March 31, 2010 AUM of $28.0 billion.  Equity AUM were $24.5 billion on June 30, 2010, 25.0% above the $19.6 billion on June 30, 2009 and 6.6% below the March 31, 2010 equity AUM of $26.2 billion.  Highlights are as follows:

-
Our open-end equity funds AUM were $8.7 billion on June 30, 2010, 29.9% higher than the $6.7 billion on June 30, 2009 but 5.1% below the $9.2 billion on March 31, 2010.  During the second quarter of 2010, we experienced net inflow of $180 million.

-
Our institutional and private wealth management business ended the quarter with $10.9 billion in separately managed accounts, up 23.9% from the $8.8 billion on June 30, 2009 and 9.2% lower than the March 31, 2010 level of $12.0 billion. During the second quarter of 2010, we had net outflow of $57 million.

-
Our closed-end funds had AUM of $4.5 billion on June 30, 2010, climbing 17.0% from the $3.8 billion on June 30, 2009 but declining 6.2% from the $4.8 billion on March 31, 2010. During the second quarter of 2010 we realized net inflow of $139 million.

-
Our investment partnerships AUM were $406 million on June 30 2010 versus $266 million on June 30, 2009 and $341 million on March 31, 2010. During the second quarter of 2010, we had net inflow of $65 million, including a proprietary investment of $50 million into Gabelli Associates Limited II E, our new merger arbitrage fund.

-
AUM in The Gabelli U.S. Treasury Money Market Fund, our 100% U.S. Treasury money market fund, ranked #1 by Lipper based on total return among 70 U.S. Treasury Money Market Funds for the twelve month period ended June 30, 2010, declined to $1.6 billion at June 30, 2010 compared with $1.7 billion at March 31, 2010 and the June 30, 2009 AUM of $1.8 billion.

-
We earn base fees and incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our Gabelli Global Deal Fund (NYSE: GDL) and investment partnership assets.  As of June 30, 2010, assets with incentive based fees were $2.8 billion, 7.7% higher than the $2.6 billion on June 30, 2009 but 3.4% below the $2.9 billion on March 31, 2010.  In general, our incentive fees are booked in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.  Incentive fees recorded in the fourth quarter of 2009 and 2008 contributed $0.26 per share and $0.01 per share, respectively, after estimated direct costs and taxes.  Unearned performance fees relating solely to the first six months of 2010 were $0.05 per share after estimated costs and taxes.  Performance fees for the full year, if earned, would be recorded in the fourth quarter.

The Gabelli U.S. Treasury Money Market Fund ranked #1 out of 71 funds for the first six months of 2010, #1 out of 70 funds for the one-year period, #2 out of 64 funds for the five-year period and #2 out of 47 funds for the ten-year period.  The rankings are based on total return over the length of the period.  Past performance is not indicative of future results.  Investment returns and yield will fluctuate. Income will be subject to federal income tax. An investment in the Fund is not guaranteed nor insured by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.  During the respective periods, the Adviser has waived certain fees and reimbursed expenses.  Without such reimbursements or waivers, return and rankings would have been lower.

Investors should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling Gabelli & Company, Inc. at 1-800-GABELLI (1-800-422-3554), or by visiting http://www.gabelli.com.  Distributed by Gabelli & Company, Inc. One Corporate Center, Rye, NY 10580

Revenues

For the Quarter

Investment advisory and incentive fees for the second quarter 2010 were $50.3 million, an increase of 39.7% from the $36.0 million in the 2009 second quarter:

-	Open-end fund revenues were $23.3 million versus $16.8 million in second quarter 2009, an increase of 38.7% primarily due to higher average AUM.

-	Our closed-end fund revenues rose 36.4% to $9.0 million in the second quarter 2010 from $6.6 million in 2009.

-	Institutional and private wealth management account revenues, which are based primarily upon beginning of quarter AUM, increased 44.2% to $17.3 million from $12.0 million in second quarter 2009.

-	Investment partnership revenues were $0.7 million, an increase of 40.0% from the $0.5 million in 2009.

Our institutional research services generated revenues of $4.5 million in the second quarter 2010, increasing 14.6% from $3.9 million in the second quarter 2009.

Open-end fund distribution fees and other income were $7.7 million for the second quarter 2010, an increase of $2.5 million or 47.2% from the prior year quarter of $5.2 million traceable to higher quarterly average assets in our open-end equity funds that generate such fees.

For the Six Months

Investment advisory and incentive fees for the six months ended June 30, 2010 were $99.6 million, an increase of 39.9% from $71.2 million in the 2009 period:

-	Open-end fund revenues were $45.3 million for the six months ended June 30, 2010 versus $32.5 million for the six months ended June 30, 2009, an increase of 39.4% primarily due to higher average AUM.

-	Our closed-end fund revenues rose 42.7% to $17.7 million for the six months ended June 30, 2010 from $12.4 million in 2009 on higher AUM.

-
Institutional and private wealth management account revenues, which are based primarily upon prior quarter-end AUM, increased 39.3% to $35.1 million for the six months ended June 30, 2010 from $25.2 million for the six months ended June 30, 2009.

-	Investment partnership revenues were $1.5 million, an increase of $0.5 million or 50.0% from $1.0 million in 2009.

Institutional research services revenues were $7.9 million for the six months ended June 30, 2010, increasing 4.6% from the six months ended June 30, 2009 amount of $7.6 million reflecting an expanded client base attributable to increased sales and trade execution as well as the success of our research product offerings.

Open-end fund distribution fees and other income were $14.9 million for the six months ended June 30, 2010, an increase of $5.2 million or 53.3% from the prior year six month period of $9.7 million.  The main driver of this increase was higher average assets in our open-end equity funds that generate distribution fees.

Operating Income and Margin

Operating income before management fee was $24.0 million in the second quarter 2010, increasing $9.0 million from the second quarter 2009 amount of $15.0 million, or 60.1%.  For the second quarter 2010, the operating margin before management fee increased to 38.3%, versus 33.1% in the second quarter of 2009.

Operating income before management fee was $45.8 million for the six months ended June 30, 2010, increasing $18.0 million from the 2009 amount of $27.8 million, or 64.9%.  For the six months ended June 30, 2010, the operating margin before management fee increased to 37.4%, versus 31.4% in the 2009 period.

Other Income / (Expense)

Other income/(expense) (net of interest expense) was an expense of $10.1 million in the second quarter 2010 versus income of $8.1 million in the prior year’s second quarter.

Other income/(expense) (net of interest expense) was an expense of $7.4 million in the first six months of 2010 versus income of $8.7 million in the prior year’s period.

The 2010 periods reflect losses on our proprietary portfolio, including investments in our mutual funds, while the 2009 periods reflected gains.

Income Taxes

The effective tax rate for the second quarter 2010 was 35.3%, compared to the 2009 quarter’s effective rate of 34.4%.

The effective tax rate for the six months ended June 30, 2010 was 36.7%, compared to the prior year’s effective rate of 33.8%.  The prior period’s rate included a reduction to prior period income tax reserves.

Investment Highlights

-
Six members of our Gabelli & Company research team were ranked in the top three of their respective industries for the 2009 year, including three number one rankings in Media, Hotels & Leisure, and Diversified Telecommunications Services, in the 2010 StarMine Analyst Awards.

-	Two members of the research team were also ranked #1 in the Wall Street Journal’s annual rankings in the areas of Advertising & Publishing and Investment Services.

-
Absolute performance was challenging given the overall decline of global equity markets in the quarter.  On a relative basis, mutual fund performance continued to be solid during the second quarter as highlighted in J.P.Morgan’s July 15th report on publicly traded U.S. Asset Managers that listed GAMCO Investors, Inc. with the highest percentage of 4 & 5 star funds followed in terms of AUM at 87.8% and the Bank of America Merrill Lynch Asset Management report from July 1st which noted that GAMCO had the best relative performance during the second quarter among equity managers.

Business Highlights

-
Howard Ward, team leader of the GAMCO Growth strategy and the portfolio manager of The GAMCO Growth Fund (GABGX) since 1994, has made numerous on-air appearances and has been quoted in several articles, including CNBC, FOX Business, The Wall Street Journal, Reuters and Bloomberg.com.

-
David E. Ourlicht joined GAMCO Investors, Inc. in May as Special Advisor to the Chairman of GAMCO and as a Managing Director of GAMCO Asset Management, the institutional asset manager.  Mr. Ourlicht’s focus will be public markets, foundations and endowments, Taft-Hartley as well as corporate plans and their consultants.  He will continue to serve as a commissioner of the New York State Insurance Fund where he chairs its Investment Committee as well as serve as a Trustee of the SUNY Construction Fund.

-
In May, GAMCO agreed to the assignment of the separate accounts of Florida-based NMF Asset Management LLC and the addition of several of its staff to the team in the Palm Beach office of GAMCO, which also includes Gino Torretta, a member of the College Football Hall of Fame.  Nola Falcone, the former President of Evergreen Asset Management and former portfolio manager of a 5-star-rated Small Cap Fund, will continue in a relationship role as we integrate NMF into GAMCO.

-
The Gabelli Prize honoring Graham & Dodd, Murray, Greenwald Award for Value Investing was awarded to Charles M. Royce, President and Co-Chief Investment Officer of Royce & Associates, LLC.  Mr. Royce is the sixth recipient of the Gabelli Prize.  The Gabelli Prize which includes a $50,000 honorarium, in cooperation with the Columbia University Graduate School of Business, was established to honor individual contributions which serve the goals of refining, extending, and disseminating the practice of Value Investing.

-	During May, we held our twenty-fifth annual meeting for institutional and private wealth management clients at the Hotel Pierre in New York.

-	We added a no-load AAA share class to the Gabelli Value Fund (Nasdaq: GVCAX) to enhance distribution through No Transaction Fee platforms.

-
As part of our European sales initiative, the Company is in the final stages of launching a Luxembourg SICAV in accordance with the UCITS III regime.  This launch will allow us to ultimately reach both institutional and retail investors throughout Europe.

Other Financial Highlights

Statement of Financial Condition – Liquidity and Flexibility

Our liquid balance sheet provides access to financial markets and the flexibility to opportunistically add operating resources to our firm, repurchase our stock and consider strategic initiatives, including acquisitions and lift-outs.  We have a BBB rating from Standard & Poor’s and a Baa3 rating from Moody’s.

The Company’s shelf registration provides GAMCO with the flexibility of issuing any combination of senior and subordinate debt securities, convertible debt securities and common and preferred securities up to a total amount of $400 million.

We ended the quarter with approximately $646 million in cash and investments versus $671 million at March 31, 2010.  This included approximately $78.2 million of our investments in The Gabelli Dividend & Income Trust, The Gabelli Global Deal Fund and Westwood Holdings Group, as well as other investments of $10.9 million, all classified as available for sale securities.

Our debt at June 30, 2010 consisted of $99 million of 5.5% senior notes due May 2013, a $20 million 6% convertible note (convertible at $53 per share) due August 2011 and a $60 million 6.5% convertible note (convertible at $66.89 per share) due October 2018.  We had adjusted cash and investments in securities, net of debt, noncontrolling interests and mandatorily redeemable shares, of $16.62 per share on June 30, 2010 compared with $16.95 per share on March 31, 2010.  We caution that this metric, while correct from an accounting point of view, is not always the same as investors would view cash-on-hand.

In late May, we redeemed $20 million of the $40 million 6% convertible note due August 2011.  The redemption at 101% of par value had limited impact on the second quarter of 2010, but the interest savings will add about one cent per share over the second half of 2010.

Book value was $442.1 million or $16.21 per share on June 30, 2010 compared to $447.7 million or $16.32 per share on March 31, 2010.

Shareholder Compensation

Dividends

On May 4, 2010, our Board of Directors declared a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on June 29, 2010 to shareholders of record on June 15, 2010.  We returned $0.8 million in dividends during both the second quarter of 2010 and 2009.  For the six months ended June 30, we returned $1.6 million and $2.0 million in 2010 and 2009, respectively.

GAMCO announced that on August 3, 2010 its Board of Directors declared a special dividend of $0.90 per share to all of its Class A and Class B shareholders, payable on September 14, 2010 to shareholders of record on August 31, 2010 and a quarterly dividend of $.03 per share to all of its Class A and Class B shareholders, payable on September 28, 2010 to shareholders of record on September 14, 2010.

Share Repurchase and Stockholders’ Equity

From April 1, 2010 to August 3, 2010, the Company repurchased 232,500 of the Company’s shares at an average investment of $40.51 per share.

Since our IPO of six million shares at a price of $17.50 per share in 1999, we have repurchased 6,621,783 shares at an average price of $40.05 per share for an investment of $265 million and paid cumulative dividends of $205.1 million or $7.31 per share.

On May 4, 2010, the Board of Directors authorized an additional 500,000 shares to the current buyback authorization.  The remaining authorization is approximately 796,000 as of August x, 2010.

Shares outstanding on June 30, 2010 were 27.3 million, 0.4% below the 27.4 million at March 31, 2010 and 1.4% below the 27.7 million shares outstanding on June 30, 2009.  The decline in the outstanding shares from June 2009 to June 2010 primarily reflects open market repurchases.  Fully diluted shares outstanding for the second quarter of 2010 were 27.2 million, 1.1% lower than the second quarter 2009’s level of 27.5 million and 3.2% lower than the first quarter 2010’s level of 28.1 million, largely due to the dilutive effect of the convertible notes during first quarter 2010.  The convertible notes are assumed to be converted when such assumption dilutes earnings per share in a period.  When that occurs, the interest expense is added back to net income for EPS purposes.  Whether a convertible note is dilutive is dependent on the level of earnings in a given period.  The $20 million redemption will add about two cents per year to EPS.

At June 30, 2010, the company had 440,900 shares of restricted stock (RSAs) outstanding.  Of these, approximately 95,000 will vest in the fourth quarter of this year.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.

(in millions, except per share data)	6/30/10	12/31/09	6/30/09
Cash and cash equivalents	$321.0	$400.5	$452.5
Investments (trading)	184.4	113.8	123.8
Total cash and investments (trading)	505.4	514.3	576.3
Net amounts receivable from/(payable to) brokers	51.2	29.7	10.3
Adjusted cash and investments (trading)	556.6	544.0	586.6
Investments (available for sale)	89.1	96.7	91.3
Gross adjusted cash and investments	645.7	640.7	677.9
Less: Debt, noncontrolling interests and mandatorily redeemable shares	192.4	206.0	205.4
Total adjusted cash and investments	$453.3	$434.7	$472.5
Shares outstanding	27.3	27.6	27.7
Total adjusted cash and investments per share	$16.62	$15.75	$17.03

We believe adjusted cash and investments is a useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable from/(payable to) brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period-end.

B.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

C.	Incentive fees per share

	Second	Second	Fourth	Fourth
	Quarter 2010	Quarter 2009	Quarter 2009	Quarter 2008
(in thousands, except per share data)	(unearned)
Performance fee revenue	$4,315	$154	$20,989	$743
Related expenses and taxes	2,919	104	13,410	488
Net income	$1,396	$50	$7,579	$255

EPS	$0.05	$-	$0.26	$0.01

D.
Operating income before management fee expense per share and other income, net per share is used by management for purposes of evaluating its business operations.  We believe this measure is useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share is provided below.

	2nd Quarter		YTD June
	2010	2009	2010	2009
Operating income before management fee	$23,960	$14,965	$45,778	$27,816
Management fee expense	(2,391)	(1,494)	(4,564)	(2,780)
Tax expense	(7,615)	(4,629)	(15,126)	(8,464)
Noncontrolling interest (expense)/income	(91)	7	54	72
Operating income (after management fee and taxes)	13,863	8,849	26,142	16,644
per fully diluted share	$0.51	$0.32	$0.96	$0.60

Other income (loss), net	$(10,114)	$8,096	$(7,359)	$8,732
Management fee (expense)/benefit	1,011	(810)	736	(873)
Tax (expense)/benefit	3,214	(2,504)	2,431	(2,657)
Noncontrolling interest (expense)/income	75	(315)	(175)	(318)
Other income (loss), net (after management fee and taxes)	$(5,814)	$4,467	$(4,367)	$4,884
per fully diluted share	$(0.21)	$0.16	$(0.16)	$0.18

Net income per fully diluted share	$0.30	$0.48	$0.80	$0.78

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 2nd Quarter 2010
		Closed-end Fund
		distributions,			Market
	March 31,	net of	Net cash		appreciation/	June 30,
	2010	reinvesments	flows (a)		(depreciation)	2010
Equities:
Open-end Funds	$9,153	$-	$180		$(649)	$8,684
Closed-end Funds	4,766	(76)	139		(359)	4,470
Institutional & PWM - direct	9,904	-	(116)		(800)	8,988
Institutional & PWM - sub-advisory	2,059	-	59		(183)	1,935
Investment Partnerships	341	-	65	(b)	-	406
Total Equities	26,223	(76)	327		(1,991)	24,483
Fixed Income:
Money-Market Fund	1,727	-	(148)		-	1,579
Institutional & PWM	26	-	-		-	26
Total Fixed Income	1,753	-	(148)		-	1,605
Total Assets Under Management	$27,976	$(76)	$179		$(1,991)	$26,088
(a) Includes $139 million of shares issued for closed-end funds.
(b) Includes $50 million invested by the Company in a new merger arbitrage fund.

The Company reported Assets Under Management as follows (in millions):

Table II: Fund Flows - Six months ended June 30, 2010
		Closed-end Fund
		distributions,			Market
	December 31,	net of	Net cash		appreciation/	June 30,
	2009	reinvesments	flows (a)		(depreciation)	2010
Equities:
Open-end Funds	$8,476	$-	$461		$(253)	$8,684
Closed-end Funds	4,609	(149)	191		(181)	4,470
Institutional & PWM - direct	9,312	-	(162)		(162)	8,988
Institutional & PWM - sub-advisory	1,897	-	83		(45)	1,935
Investment Partnerships	305	-	94	(b)	7	406
Total Equities	24,599	(149)	667		(634)	24,483
Fixed Income:
Money-Market Fund	1,721	-	(143)		1	1,579
Institutional & PWM	26	-	-		-	26
Total Fixed Income	1,747	-	(143)		1	1,605
Total Assets Under Management	$26,346	$(149)	$524		$(633)	$26,088
(a) Includes $191 million of shares issued for closed-end funds.
(b) Includes $50 million invested by the Company in a new merger arbitrage fund.

Table III:
	June 30,	June 30,	%
	2009	2010	Inc.(Dec.)
Equities:
Open-end Funds	$6,684	$8,684	29.9%
Closed-end Funds	3,822	4,470	17.0
Institutional & PWM - direct	7,332	8,988	22.6
Institutional & PWM - sub-advisory	1,476	1,935	31.1
Investment Partnerships	266	406	52.6
Total Equities	19,580	24,483	25.0
Fixed Income:
Money-Market Fund	1,765	1,579	(10.5)
Institutional & PWM	21	26	23.8
Total Fixed Income	1,786	1,605	(10.1)
Total Assets Under Management	$21,366	$26,088	22.1%

Table IV: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	6/09	9/09	12/09	3/10	6/10	6/09	3/10
Equities:
Open-end Funds	$6,684	$7,906	$8,476	$9,153	$8,684	29.9%	(5.1%)
Closed-end Funds	3,822	4,369	4,609	4,766	4,470	17.0	(6.2)
Institutional & PWM - direct	7,332	8,491	9,312	9,904	8,988	22.6	(9.2)
Institutional & PWM - sub-advisory	1,476	1,777	1,897	2,059	1,935	31.1	(6.0)
Investment Partnerships	266	291	305	341	406	52.6	19.1
Total Equities	19,580	22,834	24,599	26,223	24,483	25.0	(6.6)
Fixed Income:
Money-Market Fund	1,765	1,616	1,721	1,727	1,579	(10.5)	(8.6)
Institutional & PWM	21	26	26	26	26	23.8	-
Total Fixed Income	1,786	1,642	1,747	1,753	1,605	(10.1)	(8.4)
Total Assets Under Management	$21,366	$24,476	$26,346	$27,976	$26,088	22.1%	(6.7%)

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended June 30,
				% Inc.
	2010		2009	(Dec.)

Investment advisory and incentive fees	$50,271		$35,989	39.7%
Insitutional research services	4,524		3,949	14.6
Distribution fees and other income	7,704		5,233	47.2
Total revenues	62,499		45,171	38.4

Compensation costs	25,871		19,681	31.5
Distribution costs	7,099		5,583	27.2
Other operating expenses	5,569		4,942	12.7
Total expenses	38,539		30,206	27.6

Operating income before management fee	23,960		14,965	60.1

Investment income/(loss)	(6,708)		11,531	(158.2)
Interest expense	(3,406)		(3,435)	(0.8)
Other income/(expense), net	(10,114)		8,096	(224.9)

Income before management fee and income taxes	13,846		23,061	(40.0)
Management fee expense	1,380		2,304	(40.1)
Income before income taxes	12,466		20,757	(39.9)
Income taxes expense	4,401		7,133	(38.3)
Net income	8,065		13,624	(40.8)
Net income/(loss) attributable to the noncontrolling interests	16		308	(94.8)
Net income attributable to GAMCO Investors, Inc.	$8,049		$13,316	(39.6)

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$0.30		$0.49	(38.8)

Diluted	$0.30		$0.48	(37.5)

Weighted average shares outstanding:
Basic	26,979	(a)	27,384	(1.5)

Diluted	27,219		27,508	(1.1%)
Notes:
(a) Shares outstanding at June 30, 2010 were 27,276,614, including 440,900 RSAs.
See GAAP to non-GAAP reconciliation on page 15.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Six Months Ended June 30,
				% Inc.
	2010		2009	(Dec.)

Investment advisory and incentive fees	$99,613		$71,188	39.9%
Insitutional research services	7,948		7,599	4.6
Distribution fees and other income	14,936		9,743	53.3
Total revenues	122,497		88,530	38.4

Compensation costs	52,084		40,466	28.7
Distribution costs	14,130		11,005	28.4
Other operating expenses	10,505		9,243	13.7
Total expenses	76,719		60,714	26.4

Operating income before management fee	45,778		27,816	64.6

Investment income/(loss)	(661)		15,401	(104.3)
Interest expense	(6,698)		(6,669)	0.4
Other income/(expense), net	(7,359)		8,732	(184.3)

Income before management fee and income taxes	38,419		36,548	5.1
Management fee expense	3,828		3,653	4.8
Income before income taxes	34,591		32,895	5.2
Income taxes expense	12,695		11,121	14.2
Net income	21,896		21,774	0.6
Net income attributable to the noncontrolling interests	121		246	(50.8)
Net income attributable to GAMCO Investors, Inc.	$21,775		$21,528	1.1

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$0.80		$0.79	1.3

Diluted	$0.80		$0.78	2.6

Weighted average shares outstanding:
Basic	27,081	(a)	27,381	(1.1)

Diluted	27,306		27,446	(0.5%)
Notes:
(a) Shares outstanding at June 30, 2010 were 27,276,614, including 440,900 RSAs.
See GAAP to non-GAAP reconciliation on page 15.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2010			2009
	1st	2nd	YTD	1st	2nd	YTD	3rd	4th
	Quarter	Quarter	2010	Quarter	Quarter	2009	Quarter	Quarter	Full-Year
Income Statement Data:

Revenues	$59,998	$62,499	$122,497	$43,359	$45,171	$88,530	$51,582	$78,002	$218,114

Expenses	38,180	38,539	76,719	30,508	30,206	60,714	32,084	43,348	136,146

Operating income before
management fee	21,818	23,960	45,778	12,851	14,965	27,816	19,498	34,654	81,968

Investment income/(loss)	6,047	(6,708)	(661)	3,870	11,531	15,401	10,257	3,325	28,983
Interest expense	(3,292)	(3,406)	(6,698)	(3,234)	(3,435)	(6,669)	(3,296)	(3,325)	(13,290)
Other income/(expense), net	2,755	(10,114)	(7,359)	636	8,096	8,732	6,961	-	15,693

Income before management
fee and income taxes	24,573	13,846	38,419	13,487	23,061	36,548	26,459	34,654	97,661
Management fee expense	2,448	1,380	3,828	1,349	2,304	3,653	2,638	3,467	9,758
Income before income taxes	22,125	12,466	34,591	12,138	20,757	32,895	23,821	31,187	87,903
Income tax expense	8,294	4,401	12,695	3,988	7,133	11,121	8,913	11,727	31,761
Net income	13,831	8,065	21,896	8,150	13,624	21,774	14,908	19,460	56,142
Net income/(loss) attributable
to the noncontrolling interests	105	16	121	(62)	308	246	257	106	609
Net income attributable to
GAMCO Investors, Inc.	$13,726	$8,049	$21,775	$8,212	$13,316	$21,528	$14,651	$19,354	$55,533

Net income attributable to
GAMCO Investors, Inc.
per share:
Basic	$0.50	$0.30	$0.80	$0.30	$0.49	$0.79	$0.54	$0.71	$2.03

Diluted	$0.50	$0.30	$0.80	$0.30	$0.48	$0.78	$0.53	$0.70	$2.02

Weighted average shares outstanding:
Basic	27,184	26,979	27,081	27,379	27,384	27,381	27,366	27,256	27,345

Diluted	28,148	27,219	27,306	27,386	27,508	27,446	27,505	29,085	28,214
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$21,818	$23,960	$45,778	$12,851	$14,965	$27,816	$19,498	$34,654	$81,968
Deduct: management fee expense	2,448	1,380	3,828	1,349	2,304	3,653	2,638	3,467	9,758
Operating income	$19,370	$22,580	$41,950	$11,502	$12,661	$24,163	$16,860	$31,187	$72,210

Operating margin before
management fee	36.4%	38.3%	37.4%	29.6%	33.1%	31.4%	37.8%	44.4%	37.6%
Operating margin after
management fee	32.3%	36.1%	34.2%	26.5%	28.0%	27.3%	32.7%	40.0%	33.1%

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	June 30,	December 31,	June 30,
	2010	2009	2009

ASSETS

Cash and cash equivalents (a)	$321,029	$400,528	$452,545
Investments (a)	287,186	220,057	222,124
Receivable from brokers	54,548	30,072	15,226
Other receivables	21,693	41,915	16,077
Income tax receivable and deferred tax assets	3,436	-	9,303
Other assets	15,596	15,237	14,749

Total assets	$703,488	$707,809	$730,024

LIABILITIES AND EQUITY

Payable to brokers	$3,351	$395	$4,914
Income taxes payable	-	8,523	-
Compensation payable	18,613	13,302	13,539
Securities sold short, not yet purchased	13,652	9,569	7,037
Accrued expenses and other liabilities	34,997	32,044	29,512
Sub-total	70,613	63,833	55,002

5.5% Senior notes (due May 15, 2013)	99,000	99,000	99,000
6% Convertible note (due August 14, 2011)	19,948	39,851	39,808
6.5% Convertible note (due October 2, 2018)	60,000	60,000	60,000
Total debt	178,948	198,851	198,808
Total liabilities	249,561	262,684	253,810

Redeemable noncontrolling interests	7,773	1,464	1,326

GAMCO Investors, Inc.'s stockholders' equity	442,086	439,618	471,101
Noncontrolling interests	4,068	4,043	3,787
Total equity	446,154	443,661	474,888

Total liabilities and equity	$703,488	$707,809	$730,024

(a) At June 30, 2010, December 31, 2009 and June 30, 2009, $62.3 million, $62.3 million and $42.2 million, respectively, and $0.0 million, $0.0 million and $20.0 million, respectively, are held in escrow for the
Cascade Note and classified as cash and cash equivalents and investments, respectively.

GABELLI/GAMCO FUNDS		Gabelli Funds Lipper Rankings as of June 30, 2010
		1 Yr - 06/30/09-06/30/10		3 Yrs - 06/30/07-06/30/10		5 Yrs - 06/30/05-06/30/10		10 Yrs - 06/30/00-06/30/10
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
Fund Name	Lipper Category	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	14	116/857	19	139/741	12	67/595	21	52/257
Gabelli Value Fund; A	Multi-Cap Core Funds	1	4/857	33	244/741	33	192/595	32	80/257
Gabelli SRI; AAA	Multi-Cap Growth Funds	92	377/412	11	38/365	-	-	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	32	88/275	24	54/233	20	36/187	14	14/106
GAMCO Growth; AAA	Large-Cap Growth Funds	94	791/848	73	534/733	61	374/617	81	270/335
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	70	527/760	16	101/666	17	92/549	25	69/278
Gabelli Eq:Wd SCV; AAA	Small-Cap Core Funds	94	714/760	43	284/666	65	355/549	-	-
GAMCO Gl:Oppty; AAA	Global Large-Cap Growth	37	44/119	17	14/85	26	18/70	29	12/41
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	66	79/119	31	26/85	41	29/70	89	37/41
GAMCO Gold; AAA	Precious Metal Funds	52	42/80	44	28/63	38	20/52	28	9/32
GAMCO Intl Gro; AAA	International Large-Cap Growth	15	28/186	45	68/153	65	72/111	55	36/65
Gabelli Bl Chp Val; AAA	Large-Cap Core Funds	64	621/979	28	228/834	22	151/709	22	88/417
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	68	27/39	23	8/34	14	3/22	30	3/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	75	30/39	38	13/34	53	12/22	90	9/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	93	37/39	12	4/34	79	18/22	60	6/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	28	12/43	18	6/34	28	8/28	10	2/20
GAMCO Gl:Convert; AAA	Convertible Securities Funds	7	4/65	88	44/49	84	41/48	93	37/39
Gabelli Utilities; AAA	Utility Funds	13	11/89	3	2/81	19	13/70	20	10/50
787:Gabelli Merg&Acq; A	Mid-Cap Core Funds	88	362/400	11	37/327	28	76/262	-	-
Gabelli Capital Asset Fund	Distributed through Insurance Channel	8	25/342	45	135/300	24	58/241	12	11/95
% of funds in top half		45.0%		90.0%		68.4%		64.7%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative for certain periods. Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.
Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 45%, 90%, 68% and 65% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of June 30, 2010.

Investors should consider carefully the investment objective, risks, charges and expenses of a fund before investing. The Prospectus which contains more information about this and other matters, should be read carefully before investing. You can obtain a prospectus by calling 1-800 GABELLI. Distributed by Gabelli & Company. Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007. The inception date for the Gabelli Woodland Small Cap Value Fund was December 31, 2002. The inception date for the Gabelli Enterprise Mergers & Acquisitions Fund was February 28, 2001.